Exhibit 99.1

Guerrilla RF, Inc.
Financial Report and Audited Financial Statements

For Years Ended December 31, 2020 and 2019

Report of Independent Registered Public Accounting Firm

Shareholders and the Board of Directors

Guerrilla RF, Inc.

Greensboro, North Carolina

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Guerrilla RF, Inc. (the “Company”) as of December 31, 2020 and 2019, the related statements of operations, changes in stockholders’ deficit and cash flows for each of the years ended December 31, 2020 and 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and cash flows for each of the two years in the period ended December 31, 2020, in conformity with U.S. generally accepted accounting principles.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has an accumulated deficit that raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.

As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Dixon Hughes Goodman LLP

We have served as the Company’s auditor since 2021.

Raleigh, North Carolina

October 25, 2021

Guerrilla RF, Inc.

Balance Sheets

December 31, 2020 and 2019

	2020	2019
Assets
Cash	$427,269	$903,788
Accounts receivable, net	1,653,805	1,184,511
Inventories	993,633	692,606
Prepaid expense	100,447	123,441
Total Current Assets	3,175,154	2,904,346

Property, Plant, and Equipment, Net	789,587	416,576

Total Assets	$3,964,741	$3,320,922

Liabilities and Stockholders’ Deficit
Short-term debt	$1,297,611	$—
Capital lease, current portion	59,990	—
Accounts payable and accrued expenses	781,433	284,856
Total Current Liabilities	2,139,034	284,856

Capital lease	258,439	—
PPP loan	90,046	—
Notes payable	4,602,516	4,674,727
Total Liabilities	7,090,035	4,959,583

Preferred stock, $.001 par value; 5,042,000 shares authorized;
4,852,414 and 4,657,861 shares issued and outstanding
as of December 31, 2020 and 2019, respectively	$4,852	$4,658
Common stock, $.001 par value; 8,484,000 shares authorized;
2,265,633 and 2,254,833 shares issued and outstanding
as of December 31, 2020 and 2019, respectively	$2,261	$2,250
Additional paid-in-capital	9,076,840	8,551,959
Accumulated deficit	(12,209,247)	(10,197,528)
Total Stockholders’ Deficit	(3,125,294)	(1,638,661)
Total Liabilities and Stockholders’ Deficit	$3,964,741	$3,320,922

Guerrilla RF, Inc.

Statements of Operations

For the Years Ended December 31, 2020 and 2019

	2020	2019
Product shipments	$5,986,108	$4,743,544
Royalties	2,103,282	2,282,495
Total	8,089,390	7,026,039

Direct product cost	2,911,120	2,394,332

Gross Profit	5,178,270	4,631,707

Operating Expenses:
Research and development	3,591,336	1,828,821
Sales and marketing	2,129,238	1,628,721
Administration	999,731	931,446
Total Operating Expenses	6,720,305	4,388,988

Operating Income (Loss)	(1,542,035)	242,719

Interest expense	469,684	465,332
Net loss	$(2,011,719)	$(222,613)

Net loss per share	$(0.89)	$(0.09)

Guerrilla RF, Inc.

Statements of Changes in Stockholders’ Deficit

For the Years Ended December 31, 2020 and 2019

	Preferred Stock	Common Stock	Additional Paid-In- Capital	Accumulated Deficit	Total Stockholders’ Deficit
December 31, 2018	$4,658	$2,184	$8,452,462	$(9,974,915)	$(1,515,611)
Net loss	—	—	—	(222,613)	(222,613)
Issuance of common stock	—	66	60,476	—	60,542
Issuance of warrants	—	—	14,649	—	14,649
Share-based compensation	—	—	24,372	—	24,372
December 31, 2019	4,658	2,250	8,551,959	(10,197,528)	(1,638,661)
Net loss	—	—	—	(2,011,719)	(2,011,719)
Stock options exercised	—	11	10,501	—	10,512
Exercise of warrants	194	—	499,805	—	499,999
Debt converted to equity	—	—	(4,912)	—	(4,912)
Share-based compensation	—	—	19,487	—	19,487
December 31, 2020	$4,852	$2,261	$9,076,840	$(12,209,247)	$(3,125,294)

Guerrilla RF, Inc.

Statements of Cash Flows

For the Years Ended December 31, 2020 and 2019

	2020	2019
Cash flows from operating activities
Net loss	$(2,011,719)	$(222,613)

Adjustment to reconcile net loss to net cash used
in operating activities
Depreciation and amortization	266,622	200,538
Share-based compensation	19,487	24,372
Warrant amortization	24,833	134,904
Changes in assets and liabilities:
Accounts receivable	(469,293)	(760,486)
Inventories	(301,026)	(208,778)
Prepaid expenses	22,994	(80,747)
Accounts payable and accrued expenses	496,577	(61,554)
Net cash used in operating activities	(1,951,525)	(974,362)

Cash flows from investing activities
Purchases of property, plant, and equipment	(310,718)	(308,572)
Net cash used in investing activities	(310,718)	(308,572)

Cash flows from financing activities
Proceeds from exercise of stock options	10,512	60,542
Proceeds from notes payable and factoring agreement	1,249,900	1,650,000
Proceeds from PPP loan	535,800	—
Principal payment on capital lease	(10,488)	—
Net cash provided by financing activities	1,785,724	1,710,542

Net increase (decrease) in cash	(476,519)	427,607

Cash, beginning of period	903,788	476,181
Cash, end of period	$427,269	$903,788

Noncash transactions:
Debt to equity conversion	$500,000	$—
Property and equipment acquired through capital leases	$328,916	$—
Property and equipment additions included in accounts payable	$—	$20,000

Guerrilla RF, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2020 and 2019

1. Organization and Nature of Business

Guerrilla RF, Inc. (the “Company”) is incorporated under the laws of the State of Delaware. The Company designs and manufactures high-performance Monolithic Microwave Integrated Circuits (MMICs) for the wireless infrastructure market.

The Company was incorporated in 2014 and primarily focused on researching and developing its existing products and building an infrastructure to handle a global distribution network; therefore, it has incurred significant start-up losses. In 2016, the Company began producing and distributing its existing product line and is still incurring significant research and development costs.

Liquidity and Going Concern

Per Accounting Standards Update (“ASU”) No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (Subtopic 205-40), the Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The accompanying financial statements have been presented on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the ordinary course of business. The Company has historically financed its activities principally from common and preferred equity securities and debt issuance.

The Company has incurred substantial and negative cash flows from operations in nearly every fiscal period since inception. For the year ended December 31, 2020, the Company incurred a net loss of $2.0 million and used $2.0 million in cash to fund operations during the year ended December 31, 2020. As a result, the Company had an accumulated deficit of $12.2 million as of December 31, 2020. The Company’s cash as of December 31, 2020 was $427 thousand.

Management believes that the Company has sufficient cash to support its operations through 2021 and beyond. Still, it will require significant additional cash resources to continue its planned research and development activities. The Company will need additional funds for promoting new products and working capital necessary to support increased sales. However, there can be no assurance that such financing will be available when needed, if at all, or on favorable terms and conditions. The precise amount and timing of the funding needs cannot be determined accurately at this time. They will depend on many factors, including the market demand for the Company’s products, the quality of product development efforts, management of working capital, and the continuation of standard payment terms and conditions for purchasing goods and services. As a result, the Company is uncertain whether its cash balances and cash flow from operations will be sufficient to fund its operations for the next twelve months. This requirement for additional funding raises substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

To address its capital needs, including its planned research and development activities and other expenditures, the Company is actively pursuing additional equity financing in the form of a private placement and a public offering.

Guerrilla RF, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2020 and 2019

The Company has been in ongoing discussions with institutional investors and other parties for such possible offerings. However, adequate financing opportunities might not be available to the Company, when and if needed, on acceptable terms or at all. If the Company is unable to obtain additional financing in sufficient amounts or on acceptable terms or if the Company fails to consummate the private placement or a public offering, the Company will be forced to delay, reduce, or eliminate some or all of its research and development programs and product portfolio expansion, which could adversely affect its operating results or business prospects. Although management continues to pursue these plans, there is no assurance that the Company will be successful in obtaining sufficient funding on terms acceptable to the Company to fund continuing operations, if at all.

Risks and Uncertainties

The Company is subject to several risks associated with companies at a similar stage, including dependence on key individuals, competition from similar products and larger companies, volatility of the industry, ability to obtain adequate financing to support growth, the ability to attract and retain additional qualified personnel to manage the anticipated growth of the Company, and general economic conditions.

2. Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars and have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (“ASC”) and as amended by Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenue and expenses during the reporting period. In addition, the Company’s significant estimates and judgments involve the identification of performance obligations in revenue recognition and the valuation of the warrant liability and stock-based compensation, including the underlying fair value of the preferred and common stock. Accordingly, actual results could differ from those estimates.

Concentrations of Credit Risk and Major Customers

Financial instruments at December 31, 2020 and 2019 that potentially subject the Company to concentration of credit risk consist primarily of cash and accounts receivable.

The Company’s cash is deposited with major financial institutions in the U.S. At times, deposits in financial institutions located in the U.S. may be in excess of the amount of insurance provided on such deposits by the Federal Deposit Insurance Corporation (FDIC). To date, the Company has not experienced any losses on its cash deposits.

Guerrilla RF, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2020 and 2019

The Company’s accounts receivable are derived from revenue earned from customers located in the U.S. and outside of the U.S. Major customers are defined as those generating revenue in excess of 10% of the Company’s annual product shipment revenue. The Company had one major customer during the year ended December 31, 2020 and one major customer during the year ended December 31, 2019. Revenues from the major customer accounted for 82% of product shipments revenue for the year ended December 31, 2020, and 63% of product shipment revenue for the year ended December 31, 2019. Accounts receivable from our major customer represented 89% of accounts receivable at December 31, 2020, and 34% of accounts receivable at December 31, 2019.

Accounts Receivable

Accounts receivable primarily relate to amounts due from customers, which are typically due within 30 to 45 days. The Company provides credit to its customers in the ordinary course of business and evaluates the need for allowances for potential credit losses. The Company does not require collateral or other security for accounts receivable. To reduce credit risk with accounts receivable, the Company performs ongoing evaluations of its customers’ financial condition. Historically, such losses have been immaterial and within management’s expectations.

The Company has a factoring agreement that provides advance payments on up to 85% of invoices issued one customer, our largest distributor, with receivables less than 90 days outstanding, secured by the remaining 15%. The Company sold $1,000,000 of invoices during the year ended December 31, 2020 at 1.50% for the first 30 days and prorated on a per diem basis at 0.050% each day after. At December 31, 2020, the Company had $150,000 due from the factoring counterparty included in accounts receivable on the balance sheets. See Note 5 for additional discussion on the factoring agreement.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. The Company depreciates computer hardware, software, production and computer equipment, and lab equipment using the straight-line method over their estimated useful lives, ranging from three to five years. The Company depreciates furniture and fixtures using the straight-line method over their estimated useful lives of seven years. Leasehold improvements are amortized over the shorter of the asset’s useful life or the remaining lease term. Repairs and maintenance are expensed as incurred by the Company.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. The recoverability of assets held and used is measured by comparing the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets, less costs to sell. The Company did not record any expense related to asset impairment in 2020 or 2019.

Guerrilla RF, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2020 and 2019

Deferred Offering Costs

The Company has not capitalized legal, professional, accounting, and other third-party fees directly associated with in-process common equity financings as deferred offering costs as these acquisition costs are immaterial in relation to the financing and as a portion of our balance sheet until such financings are consummated.

Convertible Preferred Stock Warrants

Accounting standards require that freestanding warrants and similar instruments, with certain settlement features of the financial instruments, should be accounted for as a preferred stock warrant liability even though the underlying shares of capital stock may be classified as equity. Such warrants would be measured and recognized at fair value and subject to re-measurement at each balance sheet date. All of the Company’s convertible preferred stock warrants are classified as equity.

Revenue Recognition

The Company recognizes product revenue when it satisfies a performance obligation by transferring a product or service to its customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those products and services. Sales and other taxes the Company collects concurrent with revenue-producing activities are excluded from revenue. Shipping and handling fees charged to customers are reported within revenue. The Company does not have any significant financing components as payment is received at or shortly after the point of sale. The Company provides an assurance-type warranty to its customers as part of its contracts’ standard terms and conditions. These warranties do not provide an additional distinct service to the customer and are not deemed a separate performance obligation. Royalty revenue is recognized at the later of when the subsequent sale or usage occurs, or the performance obligation to which some or all the sales-based royalties have been allocated are satisfied. The costs incurred by the Company for shipping and handling are classified as cost of revenue in the statements of operations. Any incidental items that are immaterial in the context of a sale to a customer are recognized as expense.

Cost of Revenue

The Company’s cost of revenue consists primarily of salaries and related expenses, overhead, third party services vendors, depreciation expense related to the equipment and information technology costs incurred directly in the Company’s revenue-generating activities.

Share-Based Compensation

The Company measures and recognizes compensation expense for all stock options awarded to employees and nonemployees based on the estimated fair market value of the award on the grant date. The Company uses the Black-Scholes option pricing model to value its stock option awards. The Company recognizes compensation expense on a straight-line basis over the requisite service period, which is generally the award’s vesting period. In addition, the Company accounts for forfeitures of stock options as they occur. Share-based awards issued to nonemployees were revalued at each reporting period until the award vests.

The Company applies ASU 2018-7, Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which simplifies the accounting for share-based payments granted to nonemployees for goods and services. As a result of the adoption, stock-based awards issued to nonemployees are no longer required to be revalued at each reporting period.

Guerrilla RF, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2020 and 2019

Estimating the fair market value of options requires the input of subjective assumptions, including the estimated fair value of the Company’s common stock, the expected life of the options, stock price volatility, the risk-free interest rate, and expected dividends. Therefore, the assumptions used in the Company’s Black-Scholes option-pricing model represent management’s best estimates and involve many variables, uncertainties, and assumptions, and the application of management’s judgment, as they are inherently subjective.

Research and Development Costs

Research and development costs are expensed as incurred and consist primarily of personnel-related engineering and technical staff wages and benefits, prototype costs, and other direct expenses.

Advertising Costs

All advertising costs are expensed as incurred and included in sales and marketing expenses. Advertising expenses for the years ended December 31, 2020, and 2019 were $42,563 and $63,150, respectively.

Inventories

Inventories are valued at the lower of cost and net realizable value. Cost is determined by the first-in, first-out (FIFO) method.

Income Taxes

Income taxes are accounted for under the asset and liability method as required by FASB ASC Topic 740, Income Taxes (“ASC 740”). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period corresponding to the enactment date. Under ASC 740, a valuation allowance is required when it is more likely than not all or some portion of the deferred tax assets will not be realized through generating sufficient future taxable income.

FASB ASC Subtopic 740 10, Accounting for Uncertainty of Income Taxes, (“ASC 740 10”) defines the criterion upon which an individual tax position must meet for any part of the benefit of the tax position to be recognized in financial statements prepared in conformity with GAAP. The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not such tax position will be sustained on examination by the taxing authorities, based solely on the technical merits of the respective tax position. The tax benefits recognized in the financial statements from such a tax position should be measured based on the largest benefit having a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority. In accordance with the disclosure requirements of ASC 740 10, the Company’s policy on income statement classification of interest and penalties related to income tax obligations is to include such items as part of total income tax expense.

Guerrilla RF, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2020 and 2019

Net Loss Per Share

Basic net loss per share of common stock is computed by dividing net loss by the weighted average number of common stock outstanding during each period. Diluted net loss per common stock includes the effect, if any, from the potential exercise or conversion of securities, such as options and warrants, which would result in the issuance of incremental common stock. In computing basic and diluted net loss per share, the weighted average number of shares is the same for both calculations because a net loss existed for the years ended December 31, 2020 and 2019. As such, all Preferred Stock, warrants, and options were excluded from the calculation of net loss per share for the years ended December 31, 2020, and 2019.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASC Topic 842, Leases. This standard requires all entities that lease assets with terms of more than 12 months to capitalize the assets and related liabilities on the balance sheet. In June 2020, the FASB issued ASU 2020-05, which amended the effective date of Topic 842 until January 1, 2022. Upon adoption, the standard requires the use of a modified retrospective transition approach for its adoption. The Company is currently evaluating the effect Topic 842 will have on its financial statements and related disclosures. However, management expects the assets leased under operating leases, similar to the leases disclosed in Note 10 to the financial statements, to be capitalized with the related lease obligations on the balance sheet upon adopting Topic 842.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. ASU No. 2016-15 addresses eight specific cash flow issues with the objective of reducing diversity in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. The new standard is effective for fiscal years and interim periods beginning after December 15, 2019. The adoption of this guidance did not have a material impact to the statements of cash flows.

In August 2018, the FASB issued ASU 2018-13, Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurements, which changes the fair value measurement disclosure requirements of ASC 820. The goal of the ASU is to improve the effectiveness of ASC 820’s disclosure requirements. The new standard is effective for fiscal years and interim periods beginning after December 15, 2019. The adoption of this guidance did not have a material impact on the financial statements.

In August 2020, the FASB issued ASC Update No. 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The goal of the ASC is to simplify the complexity associated with applying GAAP for certain financial instruments with characteristics of liabilities and equity. More specifically, the amendments focus on the guidance for convertible instruments and derivative scope exception for contracts in an entity’s own equity. The new standard is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The impact of adoption on the financial statements is being evaluated.

Guerrilla RF, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2020 and 2019

3. Inventories

Inventories are summarized as follows:

	2020	2019
Raw materials	$233,256	$142,837
Work-in-process	116,513	60,353
Finished goods	643,864	489,416
	$993,633	$692,606

4. Property and Equipment

Property and equipment is summarized as follows:

	2020	2019
Production assets	$1,287,128	$1,026,373
Computer equipment and software	460,233	126,615
Lab equipment	74,815	72,781
Office furniture and fixtures	51,355	51,355
Leasehold improvements	123,109	79,881
	1,996,640	1,357,005
Less accumulated depreciation	(1,207,054)	(940,429)
	$789,587	$416,576

Depreciation expense was $266,622 and $200,538 for the years ended December 31, 2020 and 2019, respectively.

5. Debt

Short-Term Debt

Factoring Arrangement

The Company has an accounts receivable factoring arrangement with a financial institution (the “Factor”). Under the terms of the agreement, the Company, from time to time, sells to the Factor certain of its accounts receivable balances on a recourse basis for credit approved accounts. The Factor remits 85% of the domestic accounts receivable balance to the Company (the “Advance Amount”), with the remaining balance, less fees to be forwarded to the Company once the Factor collects the entire accounts receivable balance from the customer. The factoring fee is 1.50 % of the invoice’s face value factored for the first 30 days required to collect the invoice and prorated on a per diem basis at 0.050 % each day thereafter. The minimum invoice fee for any factored invoices is $1.50. The Company includes the cost of factoring in interest expense.

As stated above, the Company factors the accounts receivable on a recourse basis. Therefore, if the Factor cannot collect the factored accounts receivable, the Company must refund the Advance Amount remitted to us for the uncollected accounts receivable. Accordingly, the Company records the liability of having to refund the Advance Amount as short-term debt, which is $850,000 as of December 31, 2020.

Guerrilla RF, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2020 and 2019

Due from Factor consisted of the following:

	Orignial Invoice Value	Factored Amount	Factored Balance Due
Year ended December 31, 2020
Factored account receivable	$1,000,000	$850,000	$150,000

Year ended December 31, 2019
Factored account receivable	$—	$—	$—

The cost of factoring was as follows:

	December 31, 2020	December 19, 2020

Factoring Fees	$9,800	$—

Long-Term Debt

Loans Payable – PPP and EIDL

PPP

On April 30, 2020, the Company received loan proceeds in the amount of $535,800 under the Paycheck Protection Program (“PPP”). Established as part of the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), the PPP provides for loans to qualifying businesses in amounts up to 2.5 times the business’s average monthly payroll expenses. PPP loans and accrued interest are forgivable after a “covered period” (24 weeks) as long as the borrower maintains its payroll levels and uses the loan proceeds for eligible purposes, including payroll, benefits, rent, and utilities. The forgiveness amount will be reduced if the borrower terminates employees or reduces salaries during the covered period. Any unforgiven portion of a PPP loan is payable over two years at an interest rate of 1%, with a deferral of payments for ten months after the end of the covered period. The loan terms provide for customary events of default, including payment defaults, breach of representation of warranties, and insolvency events.

As of December 31, 2020, the Company had $535,800 of principal outstanding on the PPP loan together with accrued interest of $3,611, which was expensed during the year ended December 31, 2020.

On February 17, 2021, the Company received approval from Small Business Administration (“SBA”) that the $535,800 PPP loan was forgiven, including all accrued interest. (See Note 12).

EIDL

In response to COVID-19, small business owners, including agricultural businesses and nonprofit organizations in all U.S. states, Washington D.C., and territories, the SBA created the COVID-19 Economic Injury Disaster Loan (EIDL) program in March 2020. The program’s purpose was to help small businesses meet financial obligations that could have been met had the Covid-19 pandemic not occurred. Unlike the PPP Loan Program, a loan under EIDL is not forgivable in the future but provides favorable interest and payment terms to approved applications. The

Guerrilla RF, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2020 and 2019

maximum EIDL available is equivalent to six months of a business’s working capital, up to $150,000. Businesses can use EIDL proceeds for working capital and normal operating expenses. On June 24, 2020, the Company received loan proceeds of $150,000 under the EIDL Program. As part of the EIDL program, the Company agreed to SBA collateral conditions and agreed to pay an annual interest of 3.75% per annum with the principal balance and interest payable 30 years from the loan date, June 24, 2050.

Notes Payable

Since its founding, the Company has utilized privately placed funding through equity and unsecured debt instruments. (See Note 6 for details on equity funding.)

The Company has entered into several debt arrangements from capital raise events and bridge loans from existing investors.

These debt arrangements are characterized by interest-only quarterly payments paid in arrears. Per the terms of the debt arrangements, principal is paid in its entirety at the respective maturity date. In addition, all such debt agreements may be prepaid by the Company without any penalty.

On March 27, 2017, the Company entered into a round of debt financing with three investors as part of the Series D capital raise for a total of $1,000,000 in promissory notes with a maturity date of December 31, 2022. Under terms of the notes, the Company may make four draws against each note, with the minimum draw being 25% of the specific note amount. The Company made the following draws under these promissory notes:

(i)	October 3, 2017 for $500,000; and,
(ii)	January 8, 2018 for $500,000

On March 12, 2018, the Company delivered a promissory note to an existing investor for $1,000,000, with interest at 8% annum paid quarterly in arrears. Under the promissory note provisions, the Company may receive funds in one or more draws, each in a minimum increment of $250,000. The maturity of the promissory note is December 31, 2023. The Company made the following draws under this promissory note:

(i)	March 14, 2018 for $500,000; and,
(ii)	January 2, 2019 for $500,000

On June 1, 2018, the Company entered into a promissory note with an investor for $1,000,000 with a maturity date of May 31, 2020. In connection with this promissory note and the terms of the related loan agreement, the Company issued two warrants for the purchase of Series E Preferred Stock of the Company. On April 15, 2020, the note and warrants were transferred to a related party of the lender. Following that transfer, the new warrant holder exercised these warrants and purchased shares of Preferred stock for a total cash consideration of $500,001 to satisfy $500,000 of the $1,000,000 note payable. In addition, this new holder of the note payable agreed to refinance the remaining $500,000 of the $1,000,000 note payable, which now has a maturity date of May 31, 2022.

On March 31, 2019, the Company entered into a round of debt financing with investors and employees for $1.75 million at an annual interest rate of 12% and maturing in March 2022. All unpaid principal and accrued interest of these notes may be prepaid without penalty or premium at the Company’s discretion. Any prepayment will be credited first against accrued interest, then principal. These notes were only issued to accredited investors within the meaning of the Securities Act of 1933.

Guerrilla RF, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2020 and 2019

On July 28, 2020, the Company entered into a promissory note for $250,000 with a member of its Board of Directors with an interest rate of 12% per annum. The maturity date of this promissory note is September 30, 2023. The loan evidenced by this promissory note was not a part of any of the issuance of Preferred Stock discussed below in Note 7.

Long-term debt is summarized as follows at December 31:

	2020	2019
Notes payable with associated warrants

Notes payable with quarterly interest-only payments at 8%, maturing December 2023, unsecured.	$979,306	$971,028

Notes payable with quarterly interest-only payments at 8%, maturing in December 2022, unsecured.	991,722	983,445

Note payable with quarterly interest-only payments at 8%, maturing in May 2022, unsecured.	483,445	975,167

Total notes payable with associated warrants	2,454,473	2,929,639

Notes payable with quarterly interest-only payments at 12%, maturing in March 2022, unsecured.	1,750,000	1,750,000

Note payable with quarterly interest-only payments at 12%, maturing in September 2023, unsecured.	250,000	—

PPP loan with monthly payments beginning in May 2022 at 1.00% interest, maturing in May 2022, unsecured.	535,800	—

Note payable with monthly payments beginning in June 2021 at 3.75% interest, maturing in June 2050, secured by all tangible and intangible property.	149,900	—

Recourse factoring	850,000	—

Total notes payable	5,990,173	4,679,639

Less current portion	(1,297,611)	—

	$4,692,562	$4,679,639

Guerrilla RF, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2020 and 2019

Long-term debt is expected to mature as follows:

2021	$1,297,611
2022	3,814,348
2023	736,846
2024	3,531
2025	3,666
Thereafter	134,171
$5,990,173

Warrants

In connection with some parts of the debt described above, certain lenders were issued warrants that entitle such lenders to purchase up to 116,733 shares of Series D and E Preferred Stock at $2.57 per share.

In April 2018, the Company completed a Series E Preferred Stock convertible note private offering in which 898,542 shares of Series E Preferred Stock were issued at $2.57 per share together with warrants to purchase an additional 77,821 shares of Series E Preferred Stock In consideration of funds advanced pursuant to a $1,000,000 promissory note accruing interest at 8% per annum from an existing investor, the Company issued warrants on June 1, 2018, for the purchase of 38,911 shares of Series E Preferred Stock (in total) at $2.57 per share with different termination dates.

Balances related to the debt and warrants for the year ended December 31, 2020 are as follows:

	Carrying Value at December 31, 2019	Converted to equity	Accumulated Amortization of Debt Discount	Carrying Value at December 31, 2020
Notes payable	$3,000,000	$(500,000)	$—	$2,500,000
Discount on debt	(70,361)		24,833	(45,527)
Carrying value	$2,929,639	$(500,000)	$24,833	$2,454,473

6. Common Stock and Convertible Preferred Stock

Common Stock

The Company is authorized to issue 8,224,000 shares of common stock with a par value of $0.001 per share. As of December 31, 2020, and December 31, 2019, 2,265,633 and 2,254,833 shares of common stock were outstanding, respectively. Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company’s stockholders. Subject to preferences that may apply to any outstanding preferred stock, holders of common stock are entitled to receive ratably any dividends that the Company’s board of directors may declare out of funds legally available for that purpose on a non-cumulative basis. No dividends had been declared through December 31, 2020. (See Note 12 for further information.)

Guerrilla RF, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2020 and 2019

The number of common stock shares reserved for certain equity transactions includes:

Conversion of Preferred Stock	4,852,414
Stock options	1,260,000
Warrants	116,732
Total Common stock Shares Reserved	6,229,146

Preferred Stock

The Company has utilized convertible preferred share issuances, convertible debt issuances, and convertible warrants from private investors to fund its business operations and growth. No dividend is payable on shares of Company Common Stock unless equivalent dividends are paid to shares of all classes of Preferred Stock. Preferred shares are convertible to common shares in all cases on a 1:1 basis, and all Preferred Stock shares have a par value of $0.001 per share.

Preferred Shares have not been, and will not be, registered under the Securities Act of 1933 by reason of a specific exemption from the registration provisions of the Securities Act of 1933, which depends upon, among other things, the bonafide nature of the investment intent and the accuracy of the Purchaser’s representations to the Company. Preferred Shares are “restricted securities” under applicable U.S. federal and state securities laws and, pursuant to these laws, purchasers must hold the shares indefinitely unless they are registered with the U.S. Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

Subject to certain exceptions, holders of Preferred Stock are entitled to a secondary right of first refusal prior to any sale of Common Stock by the Company’s founder (the “Key Holder”) subject to the Company’s first right of first refusal for the same Key Holder shares.

The shares of Preferred Stock are convertible 1:1 to Common Stock at any time at the holder’s option, subject to adjustments for stock dividends, splits, combinations, and similar events. The Preferred Stock will automatically convert to Common Stock (A) upon the closing of an underwritten public offering with a price of at least $10.00 per share of Common Stock (subject to adjustments for stock dividends, splits, combinations, and similar events) and net proceeds to the Company in excess of $37.5 million; or (B) upon the written consent of the holders of the majority of shares of Preferred Stock then outstanding.

Holders of Preferred Stock hold certain preferences to elect three of the seven Company Board of Directors members as follows: (i) the holders of Series A, A-2, and C Preferred Stock are entitled to elect two Board of Directors members, with one being nominated by one specific preferred shareholder, and (ii) the holders of Series B, D and E Preferred Stock are entitled to elect one member of the Board of Directors. Two Board of Directors seats are elected exclusively by the holders of Common Stock, and the final two Board of Directors seats are elected by all holders of Common Stock and Preferred Stock.

After each offering of a class of Preferred Stock, the investors of that class of Preferred Stock were given a pro-rata right, based on their percentage equity ownership, to participate in the next offering or issuance of capital stock by the Company.

The following summarizes the issuances of Preferred Stock and from six series, A, A2, B, C, D, and E:

Series A

On June 26th, 2014, the Company authorized 1,050,000 shares of Series A Preferred Stock, 1,042,853 of which were issued and outstanding in a private placement at an issue price of $1 per share.

Guerrilla RF, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2020 and 2019

Series A-2

On February 13, 2015, the Company authorized 420,000 shares in a follow-on raise to the Series A preferred placement. As a result, the Company issued 412,735 of Series A-2 Preferred Stock which were issued in a private placement at an issue price of $1.21 per share.

Series B

On May 15, 2015, the Company issued 1,049,997 shares of Series B Preferred Stock at an issue price of $1.43 per share. In connection with this sale, investors were issued options to purchase an additional 350,000 shares of Series B Preferred Stock at any time during the 90 days after the Series B Preferred Stock offering. Each holder received the right to purchase as 1/3 share of Series B Preferred Stock for every share purchased.

Series C

On August 1, 2016, the Company issued 483,092 Series C Preferred Stock shares in a private placement at an issue price of $2.07 per share. The proceeds from the sale of Series C Preferred Stock to be used for working capital associated with the mass production of the Company’s products, continuing operations, and brand building activities, including print ads and increased sales travel.

In addition, holders of the Series C Preferred Stock, together with holders of the Series A Preferred Stock and Series A-1 Preferred Stock, shall be entitled to identify and select two of the five members of the Company’s Board of Directors.

Series D

On March 8, 2017, the Company issued 692,292 shares of Series D Preferred Stock in a private placement at an issue price of $2.57 per share. Based on their percentage equity ownership, investors were given a pro-rata right to participate in a future offering or issuance by the Company unless subsequently waived due to failure to exercise such rights.  The shares of Series D Preferred Stock will initially be convertible 1:1 to Common Stock at any time at the holder’s option, subject to adjustments for stock dividends, splits, combinations, and similar events.

On March 27, 2017, the Company granted 58,366 warrants to two investors, with termination dates of January 1, 2023. (See Note 5 for additional details.)

Series E

On April 16, 2018, the Company issued 703,989 Series E Convertible Preferred Stock shares at $2.57. As a result of the Series E offering, the Company increased the number of authorized shares of Common Stock to 8,224,000 common shares and had increased the number of authorized shares of Preferred Stock to 5,042,000 shares.

Based on their percentage equity ownership, investors in Series E were given a pro-rata right to participate in a future offering or issuance by the Company unless subsequently waived due to failure to exercise such rights.  The shares of Series E Preferred Stock will initially be convertible 1:1 to Common Stock at any time at the holder’s option, subject to adjustments for stock dividends, splits, combinations, and similar events.

As part of the Series E capital raise, the Company shareholders approved a loan transaction with the lead investor pursuant to which the Company could borrow up to $1,000,000 at an 8% interest rate commencing March 14, 2018, and in connection with such loan transaction, the Company may award warrants to the lead investor for additional Series E Preferred Shares at a strike price of $2.57 per share for up to an additional 38,911 shares of Series E Preferred Stock. (See Note 5 for further details).

Guerrilla RF, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2020 and 2019

For consideration of a $1,000,000 note at 12% interest from the investor, the Company issued warrants on June 1, 2018, and March 12, 2018, for the purchase of Series E Preferred Stock at $2.57 with a termination date of April 15, 2020. The warrants provided the right for the investor to purchase up to 194,553 shares of preferred shares. These warrants came with two different grant and maturity dates and an option to purchase additional preferred shares at $2.57 per share. (See Note 5 for further information)

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of Common Stock, an amount per share of existing series Preferred Stock equal to (i) existing series liquidation price, plus (ii) the amount of any dividends declared but unpaid thereon. The existing series liquidation price is $1.00 per share for all series of Preferred Stock, subject to appropriate adjustment as defined in the Company’s articles of incorporation. If upon any such liquidation, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of existing series Preferred Stock the full amount to which they shall be entitled, the holders of shares of existing series Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares of existing series Preferred Stock.

7. Equity Incentive Plan

In 2014, the Board adopted the Long-Term Stock Incentive Plan (the “Plan”), with 568,000 shares of Common Stock authorized for issuance under the Plan. Subsequently, the Company’s stockholders approved an increase in the number of shares covered by the Plan to 1,260,000 shares. Exercise prices range from $0.70 to $1.57 per share, depending on the date of the award.

The general purpose of the Plan is to allow the Company to attract and motivate key employees and directors to align their interests with those of the Company’s shareholders.

The Company measures the fair value of each option award on the date of grant using the Black-Scholes option pricing model, which takes into account inputs such as the exercise price, the value of the underlying ordinary shares at the grant date, expected term, expected volatility, risk-free interest rate, and dividend yield. The fair value of each grant of options during the year ended December 31, 2020 was determined using the methods and assumptions discussed below.

●	The expected term of employee options is determined using the “simplified” method, as prescribed in SEC’s Staff Accounting Bulletin (SAB) No. 107, whereby the expected life equals the arithmetic average of the vesting term and the original contractual term of the option due to the Company’s lack of sufficient historical data.

●	The expected volatility is based on the historical volatility of the publicly traded common stock of a peer group of companies.

●	The risk-free interest rate is based on the interest rate payable on U.S. Treasury securities in effect at the time of grant for a period that is commensurate with the assumed expected term.

●	The expected dividend yield is none because the Company has not historically paid and does not expect to pay a dividend on its ordinary shares for the foreseeable future.

Guerrilla RF, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2020 and 2019

For the years ended December 31, 2020, and 2019, the grant date fair value of all option grants was estimated at the time of grant using the Black-Scholes option-pricing model using the following weighted-average assumptions:

	2020	2019
Expected term (in years)	5	4
Expected Volatility	45%	45%
Risk-free rate	1.87%	1.87%
Dividend rate	—	—

The weighted average grant date fair value of stock option awards granted was $0.08 and $0.12 during the years ended December 31, 2020, and 2019, respectively.

The value of stock options is recognized as compensation expense by the straight-line method over the vesting period. Compensation expense recorded for options in the statements of operations was $19,487 and $24,372 for the years ended December 31, 2020 and 2019, respectively. Unrecognized compensation costs related to non-vested options at December 31, 2020, and 2019 amounted to $24,119 and $31,757, respectively, which are expected to be recognized over an average of three years.

Stock option activity by share is summarized as follows for the years ended December 31:

	2020	2019
Outstanding shares at beginning of year	943,167	884,900
Granted	153,950	129,100
Exercised	(10,800)	(70,833)
Outstanding shares at end of year	1,086,317	943,167
Exercisable shares at end of year	821,037	689,464

No income tax benefits have been recognized in the financial statements for stock-based compensation arrangements, and no stock-based compensation costs have been capitalized as property and equipment through December 31, 2020.

8. Commitments and Contingencies

Lease Commitments

Under an operating lease agreement, the Company leases its office facilities in Greensboro, North Carolina, which expires in June 2024. The lease agreement allows for early cancellation with a penalty dependent upon providing the landlord advance notice of at least six months. Under the operating lease agreement terms, the Company is responsible for certain insurance and maintenance expenses. In addition, the lease agreement contains scheduled rent increases. The related rent expense for the lease is calculated on a straight-line basis according to the rental terms of the lease.

The Company also leases software and equipment under capital leases expiring through November 2025. Rent expense under all capital leases was $14,334 during the year ended December 31, 2020. Rent expense under all operating leases was $126,096 and $123,624 during the years ended December 31, 2020, and 2019, respectively.

Guerrilla RF, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2020 and 2019

Future minimum lease payments under the leases are as follows:

	Capital Leases	Operating Leases
2021	$74,372	$128,618
2022	74,372	131,191
2023	74,372	133,814
2024	74,372	67,569
2025	61,982	—
Total minimum lease payments	359,470	$461,192
Less amount representing interest	(40,264)
Present value of net minimum lease payments, including noncurrent obligations	$319,206

Legal

In the ordinary course of business, the Company may receive inquiries or become involved in legal disputes regarding various litigation matters. In the opinion of management, any potential liabilities resulting from such claims would not have a material adverse effect on the Company’s financial position or results of operations. As a result, no liability related to such claims has been recorded at December 31, 2020, or 2019.

Indemnification Agreements

From time to time, in the ordinary course of business, the Company may indemnify other parties when it enters into contractual relationships, including members of the Board of Directors, employees, customers, lessors, and parties to other transactions with the Company. In addition, the Company may agree to hold other parties harmless against specific losses, such as those that could arise from a breach of representation, covenant, or third-party infringement claims. It may not be possible to determine the maximum potential amount of liability under such indemnification agreements due to the unique facts and circumstances likely to be involved in each particular claim and indemnification provision. Management believes any liability arising from these agreements will not be material to the financial statements. As a result, no liability for these agreements has been recorded at December 31, 2020, or 2019.

Employment Agreement

The Company has an employment agreement with one company executive. This employment agreement was entered into effective as of January 1, 2020. The Company desired the assurance of the executive’s continued association and services to retain the executive’s experience, skills, abilities, background, and knowledge. The employment is at-will, and the Company may terminate the employment relationship at any time, with or without cause, and with or without notice. The terms of the agreement stipulate compensation, benefits, specific restrictive covenants, and Company obligations upon termination of the employment agreement, including severance pay.

9. Income Taxes

Deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect for years in which differences are expected to reverse.

Guerrilla RF, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2020 and 2019

Significant components of the Company’s deferred tax assets for federal income taxes consisted of the following:

	2020	2019
Noncurrent deferred income tax asset arising from:
Accounts payable	$174,919	$58,640
Property, plant, and equipment	18,528	21,900
Equity-based compensation	32,850	28,373
Contribution carryforward	2,678	1,895
Business tax credits	278,081	137,831
NOL carryforward	2,668,997	2,493,151
Credit allowance	22,975	—
	3,229,028	2,741,790
Noncurrent deferred income tax liability arising from:
Trade receivables and prepaid expenses	(230,727)	(300,502)

Net noncurrent deferred income tax asset	2,998,301	2,441,288

Valuation allowance	(2,998,301)	(2,441,288)

Net	$—	$—

In assessing the need for a valuation allowance, management must determine that there will be sufficient taxable income to realize deferred tax assets. Based upon the historical and anticipated future losses, management has determined that the deferred tax assets do not meet the more likely than not threshold for realizability. Accordingly, a full valuation allowance has been recorded against the Company’s net deferred tax assets as of December 31, 2020, and 2019.

The Company does not have unrecognized tax benefits as of December 31, 2020, or December 31, 2019. The Company recognizes interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense.

The Company had net operating loss carryforwards (“NOL”) for federal and state income tax purposes at December 31, 2020, and December 31, 2019, of approximately:

	December 31,
Combined NOL Carryforwards:	2020	2019
Federal	$11,793,597	$10,854,584
State	$11,257,797	$10,854,584

The net operating loss carryforwards generated before 2018 begin expiring in 2033 for federal and 2030 for state income tax purposes. Federal and state net operating losses generated in 2018 and into the future now have an indefinite life.

	December 31,
Combined Credit Carryforwards:	2020	2019
Federal	$278,081	$137,831

The credit carryforwards begin expiring in 2038 for federal tax purposes.

Guerrilla RF, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2020 and 2019

The NOL and tax credit carryforwards are subject to review and possible adjustment by the Internal Revenue Service and state tax authorities. NOL and tax credit carryforwards may become subject to an annual limitation in the event of certain cumulative changes in the ownership interest of significant stockholders over a three-year period in excess of 50%, as defined under Sections 382 and 383 of the Internal Revenue Code, respectively, as well as similar state provisions. This could limit the amount of tax attributes that can be utilized annually to offset future taxable income or tax liabilities. The annual limitation amount is determined based on the Company’s value immediately prior to the ownership change. Subsequent ownership changes may further affect the limitation in future years. To date, the Company has not performed an analysis to determine whether or not ownership changes have occurred since inception.

A reconciliation of income tax benefit at the statutory federal income tax rate and income taxes as reflected in the financial statements is as follows:

	December 31,
Rate reconciliation:	2020	2019
Federal tax benefit at the statutory rate	(21.0)%	(21.0)%
State tax, net of federal benefit	(2.0)%	(2.0)%
Permanent differences	1.0%	3.6%
Research & development credits	(7.0)%	—%
Change in the valuation allowance	29.0%	19.4%
Tax provision	—%	—%

The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions. The Company’s tax returns remain subject to examination; carryforward amounts from all tax years remain subject to adjustment.

10. Related Party Transactions

During the year ended December 31, 2019, the Company entered into debt agreements with employees totaling $200,000, maturing in 2022. Also, during the year ended December 31, 2019, the Company entered into debt agreements with family members of a key employee and shareholder totaling $250,000, maturing in 2022. See Note 5 for additional discussion of debt agreements with members of the Company’s Board of Directors.

11. Employee Benefit Plan

The Company has a 401(k) plan to provide defined contribution retirement benefits for all eligible employees. Participants may contribute a portion of their compensation to the plan, subject to the limitations under the Internal Revenue Code. The Company’s contributions to the plan are at the discretion of Executive Management with Board of Directors advisement. The Company made $150,255 and $0 of contributions to the plan in 2020 and 2019, respectively.

12. Subsequent Events

Subsequent events have been evaluated through the date that the Company approved the financial statements. The following subsequent events have occurred during the period.

Coronavirus Pandemic

On March 11, 2020, the World Health Organization characterized the novel COVID-19 virus as a global pandemic. The pandemic has affected the Company’s business operations to a limited extent, most of which impacted its customers ordering patterns due to the pandemic’s effect on their operations; however, the Company continues to monitor the evolving situation related to COVID-19 actively and may take further actions that alter its business operations, including those that may be required by federal, state, or local authorities, or that the Company determines are in the best interests of its employees, partners, and shareholders. To date, the Company has been able to continue to deliver its products and solutions without material delays or difficulties despite the COVID-19 pandemic.

Guerrilla RF, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2020 and 2019

Paycheck Protection Program

On February 17, 2021, the Company received notification from the U.S. Small Business Administration (the “SBA”) that Paycheck Protection Program (“PPP”) loan proceeds of $535,800 received in April 2020, including accrued interest, under the PPP had been forgiven. Accordingly, the financial statement effect of this PPP loan forgiveness will be reflected in the 2021 financial statements.

On February 19, 2021, the Company received loan proceeds of $833,300 (the “February 2021 PPP Loan”) under the PPP administered by the SBA. The Company used the February 2021 PPP Loan to retain current employees, maintain payroll, and make lease and utility payments. The February 2021 PPP Loan is evidenced by a promissory note, dated as of February 19, 2021, issued in favor of Security Bank and Trust Company, which contains customary events of default relating to, among other things, payment defaults and breaches of representations and warranties. The February 2021 PPP Loan is scheduled to mature five years from the date of funding of the February 2021 PPP Loan and accrues interest at a rate of 1.00% per annum.

In connection with applying for the February 2021 PPP Loan, the Company was required to certify, among other things, that the economic uncertainty made the February 2021 PPP Loan request necessary to support ongoing operations. The Company made this certification in good faith after analyzing, among other things, the maintenance of its workforce and the need for additional funding to continue operations to offset the effects of the COVID-19 pandemic. Following this analysis, Company management believed that the Company satisfied all eligibility criteria for the February 2021 PPP Loan and that the receipt of the February 2021 PPP Loan is consistent with the broad objectives of the CARES Act. However, the certification described above did not contain any objective criteria and is subject to interpretation.

The Company applied for the February 2021 PPP Loan to be forgiven on August 13, 2021. On August 18, 2021, the Company received notification from the SBA that the February 2021 PPP Loan proceeds of $833,300, including accrued interest, under the PPP had been forgiven. Accordingly, the financial statement effect of this PPP loan forgiveness will be reflected in the 2021 financial statements.

Common Stock

On April 20, 2021, the Company amended its articles of incorporation to increase the number of shares of common stock authorized to be issued from 8,224,000 to 8,484,000 shares with a par value of $0.001 per share. Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company’s stockholders. Subject to preferences that may apply to any outstanding preferred stock, holders of common stock are entitled to receive ratably any dividends that the Company’s board of directors may declare out of funds legally available for that purpose on a non-cumulative basis. The number of common stock shares reserved for certain equity transactions remained the same. (See Note 6)

Merger Agreement

On October 22, 2021, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Laffin Acquisition Corp. (“Laffin”) and Laffin’s wholly-owned subsidiary, Guerrilla RF Acquisition Co. (“Acquisition Sub”). Pursuant to the terms of the Merger Agreement, on October 22, 2021 (the “Closing Date”), Acquisition Sub merged with and into the Company in a “reverse merger” transaction (“Merger”), with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Laffin.

Guerrilla RF, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2020 and 2019

In accordance with “reverse merger” or “reverse acquisition” accounting treatment, the Company is the acquirer for financial reporting purposes. Laffin is the acquired company under the acquisition method of accounting in accordance with FASB ASC Topic 805, Business Combination.  At the time of the Merger, each of the Company’s shares of common and preferred stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive approximately 2.95 shares of Laffin common stock. Additionally, outstanding convertible notes payable were converted to shares of Laffin common stock.

Also, pursuant to the Merger Agreement, options to purchase 1,065,067 shares of the Company’s common stock issued and outstanding immediately prior to the closing of the Merger under the Company’s 2014 Long Term Stock Incentive Plan were assumed and converted into options to purchase 3,146,366 shares of Laffin common stock.

Following the consummation of the Merger, the Company changed its name to “Guerrilla RF Operating Corporation”, and Laffin changed its name to “Guerrilla RF, Inc.”